Exhibit 10.4

NISSAN-INFINITI LT LLC,

as Titling Company,

NILT LLC,

as Member,

and

NISSAN MOTOR ACCEPTANCE COMPANY LLC,

as Servicer,

20[•]-[•] SERIES

SERVICING SUPPLEMENT

Dated as of [•] [•], 20[•]

TABLE OF CONTENTS

i

TABLE OF CONTENTS

		Page

Section 9.07	Counterparts and Electronic Signature	14

Section 9.08	Further Assurances	14

Section 9.09	Third-Party Beneficiaries	14

Section 9.10	No Waiver; Cumulative Remedies	14

Section 9.11	No Petition	14

Section 9.12	Submission to Jurisdiction; Waiver of Jury Trial	15

Section 9.13	Notices	15

Section 9.14	Compliance with EU Securitization Regulation and UK Securitization Regulation	15

EXHIBIT

Exhibit A – Form of Payment Date Certificate	A-1
Exhibit B – Form of Annual ERISA Certification	B-1
[Exhibit C – Notice of Funding Date]	C-1

SCHEDULE

Schedule A – Regulation AB Representations, Warranties and Covenants

ii

20[•]-[•] SERIES SERVICING SUPPLEMENT

This 20[•]-[•] Series Servicing Supplement, dated as of [•] [•], 20[•] (this “20[•]-[•] Servicing Supplement”), is by and between Nissan-Infiniti LT LLC, a Delaware limited liability company (the “Titling Company”), NILT LLC, a Delaware limited liability company, as the member of the Titling Company (in such capacity, the “Member”), and Nissan Motor Acceptance Company, a Delaware limited liability company (“NMAC”), as servicer (the “Servicer”).

RECITALS

WHEREAS, the Titling Company exists for the purpose of, among other things, taking assignments and conveyances of leases and the related leased vehicles and related rights (collectively, the “Titling Company Assets”) for the benefit of the holders of the limited liability company interests in the Titling Company;

WHEREAS, the parties hereto have entered into the Amended and Restated Servicing Agreement, dated as of April 1, 2021 (the “Titling Company Servicing Agreement” and, as supplemented hereby, the “Servicing Agreement”), which provides for certain servicing obligations with respect to the Titling Company and the Titling Company Assets; and

WHEREAS, the parties acknowledge that in connection with the execution of the 20[•]-[•] Series Supplement, dated as of the date hereof (the “20[•]-[•] Series Supplement”, and together with the Titling Company Agreement, the “Series LLC Agreement”), pursuant to which a limited liability company series interest in the Titling Company (the “20[•]-[•] Series”) will be created, it is necessary and desirable to enter into a supplemental agreement to the Titling Company Servicing Agreement providing for specific servicing obligations in connection with the Titling Company Assets allocable to the 20[•]-[•] Series.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE SEVEN

DEFINITIONS

Section 7.01 Definitions. Capitalized terms used herein that are not otherwise defined shall have the respective meanings ascribed thereto in Annex A to the Series Certificate Sale Agreement, dated as of the date hereof (the “Definitions Annex”), by and between NILT LLC and Nissan Auto Leasing LLC II.

Section 7.02 Interpretative Provisions. For all purposes of this 20[•]-[•] Servicing Supplement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used herein include, as appropriate, all genders and the plural as well as the singular, (ii) references to words such as “herein,” “hereof” and the like shall refer to this 20[•]-[•] Servicing Supplement as a whole and not to any particular part, Article or Section within this 20[•]-[•] Servicing Supplement, (iii) references to an Article or Section such as “Article Eight” or “Section 8.01” shall refer to the applicable Article or Section of this 20[•]-[•] Servicing Supplement, (iv)

(NALT 20[•]-[•] Series Servicing Supplement)

the term “include” and all variations thereof shall mean “include without limitation,” (v) the term “or” shall include “and/or,” (vi) the term “proceeds” shall have the meaning ascribed to such term in the UCC, (vii) references to Persons include their permitted successors and assigns, (viii) references to agreements and other contractual instruments include all subsequent amendments, amendments and restatements and supplements thereto or changes therein entered into in accordance with their respective terms and not prohibited by this 20[•]-[•] Servicing Supplement, except that references to the Series LLC Agreement include only such items as related to the 20[•]-[•] Series and the Titling Company, (ix) references to laws include their amendments and supplements, the rules and regulations thereunder and any successors thereto, (x) references to this 20[•]-[•] Servicing Supplement include all Exhibits hereto, and (xi) in the computation of a period of time from a specified date to a later specified date, the word “from” shall mean “from and including” and the words “to” and “until” shall mean “to but excluding.”

ARTICLE EIGHT

SERVICING OF THE 20[•]-[•] LEASES AND 20[•]-[•] VEHICLES

Section 8.01 Identification of 20[•]-[•] Leases and 20[•]-[•] Vehicles; Securitization Value. [(a)] The Servicer hereby identifies as 20[•]-[•] Series Assets the Leased Vehicles and the Leases relating to such Leased Vehicles more particularly described in the Schedule of 20[•]-[•] Leases and 20[•]-[•] Vehicles (respectively, the “20[•]-[•] Vehicles” and the “20[•]-[•] Leases”). The Servicer shall calculate the Securitization Value for each 20[•]-[•] Lease as of the Cutoff Date. [(b) During the Funding Period, on each Funding Date, the Issuing Entity shall allocate Subsequent Assets to the 20[•]-[•] Series Certificate. Such Subsequent Assets shall be allocated at the option of the Issuing Entity upon instruction from the Servicer, as directed by the Administrative Agent. The Servicer will identify the Subsequent Assets to be allocated to the 20[•]-[•] Series Certificate on the Notice of Funding Date and cause those Subsequent Assets to be allocated to the 20[•]-[•] Series Certificate in accordance with the terms of the 20[•]-[•] Series Supplement. The Servicer shall calculate the Securitization Value for each such Subsequent Asset and the allocation of such Subsequent Assets shall be conditioned upon delivery to the Servicer from the [funds that would have been allocated to principal payments during the Revolving Period]/[Pre-Funding Account] of an amount equal to the product of (i) % times (ii) the aggregate Securitization Value for all such Subsequent Assets. The Indenture Trustee is authorized to withdraw the related Allocation Price from the [Note Distribution Account]/[Pre-Funding Account] on the related Funding Date and shall deliver such amounts to, or at the direction of, the Servicer.]

Section 8.02 Reallocation and Repurchase of 20[•]-[•] Leases and 20[•]-[•] Vehicles; Purchase of Matured Vehicles; Lease Pull-Forwards.

(a) (i) If the Servicer grants a lease term extension with respect to any 20[•]-[•] Lease that extends the lease term beyond the latest Note Final Scheduled Payment Date for any Notes issued under the Indenture (other than any lease term extension that is in accordance with the Servicer’s Customary Servicing Practices made after a default, breach, delinquency or event permitting acceleration under the terms of the related 20[•]-[•] Lease shall have occurred or, in the judgment of the Servicer, is imminent), the Servicer shall, on or before the last day of the second Collection Period following the Collection Period in which such extension was granted, (A) deposit or cause to be deposited into the 20[•]-[•] Series Collection Account an amount equal to the Repurchase Payment and (B) direct the [Titling Company][Administrator] to either reallocate such 20[•]-[•] Lease and the related 20[•]-[•] Vehicle from the 20[•]-[•] Series to the Unallocated Assets Series or an Other Series.

2	(NALT 20[•]-[•] Series Servicing Supplement)

(b) The Servicer hereby represents and warrants that each 20[•]-[•] Lease is a 20[•]-[•] Eligible Lease. Upon discovery by the Servicer, the Administrator, the Issuing Entity or the Depositor or upon actual knowledge by a Responsible Officer of the Indenture Trustee of a breach of any representation or warranty in this Section 8.02(b) that materially adversely affects the interest of the Securityholders in the related 20[•]-[•] Lease or 20[•]-[•] Vehicle, the entity discovering such breach shall give prompt written notice to the other parties to this Agreement and to the Indenture Trustee. Any such breach will be deemed not to have a material and adverse effect if such breach does not affect the ability of the Issuing Entity to receive and retain timely payments in full on such 20[•]-[•] Lease or receive and retain the proceeds of such 20[•]-[•] Leased Vehicle. If the Servicer does not cure any such breach that materially adversely affects the interest of the Securityholders in the related 20[•]-[•] Lease or 20[•]-[•] Vehicle in all material respects prior to the end of the Collection Period which includes the 60th day (or, if the Servicer elects, the end of the first Collection Period following discovery) after the date that the Servicer discovers such breach (whether pursuant to such notice or otherwise), then the Servicer shall (i) deposit (or cause to be deposited) into the 20[•]-[•] Series Collection Account an amount equal to the Repurchase Payment on or prior to the Deposit Date following the end of such Collection Period, and (ii) direct the Administrator to either reallocate such 20[•]-[•] Lease and the related 20[•]-[•] Vehicle from the 20[•]-[•] Series to the Unallocated Assets Series or an Other Series or cause such 20[•]-[•] Lease and 20[•]-[•] Vehicle to be conveyed to the Servicer on the Deposit Date.

(c) The Servicer hereby represents and warrants that it used no adverse selection procedures in selecting any of the 20[•]-[•] Leases or any of the 20[•]-[•] Vehicles for allocation to the 20[•]-[•] Series.

(d) In connection with the purchase by the Servicer of a Matured Vehicle relating to a 20[•]-[•] Lease pursuant to Section 2.06(b) of the Titling Company Servicing Agreement, if (i) no Sales Proceeds Advance has been made, the purchase price of such Matured Vehicle will equal the Securitization Value of such 20[•]-[•] Lease as of the date of expiration and (ii) a Sales Proceeds Advance has been made, (A) the purchase price will equal the amount of the Sales Proceeds Advance, (B) no additional amounts need be remitted by the Servicer, and (C) the Servicer shall be deemed to have been reimbursed for such Sales Proceeds Advance.

(e) If any 20[•]-[•] Lease and the related 20[•]-[•] Vehicle are reallocated to the Unallocated Asset Series, until such time thereafter, if ever, as such Lease and Leased Vehicle are allocated to an Other Series, the Servicer shall indemnify, defend and hold harmless the Depositor, the Issuing Entity and the Titling Company from and against any and all loss or liability with respect to or resulting from such 20[•]-[•] Lease or 20[•]-[•] Vehicle (including the reasonable fees and expenses of counsel) except the Servicer shall not be liable for or required to indemnify the Depositor, the Issuing Entity and the Titling Company from and against any and all special, indirect, consequential or punitive losses or liabilities.

3	(NALT 20[•]-[•] Series Servicing Supplement)

(f) If the Servicer permits a Lease Pull-Forward, all Pull-Forward Payments due and payable by the Lessee under the Lease will be paid and deposited in the Series Collection Account within the time period required for the Servicer to deposit collections into the Series Collection Account; provided that, if the Servicer waives the Pull-Forward Payment (or any portion thereof) payable by the Lessee during any Collection Period, the Servicer will be required to deposit the waived amount of the Pull-Forward Payment into the Series Collection Account by the next Deposit Date related to such Collection Period.

Section 8.03 Collections and Payment Date Advance Reimbursement.

(a) The Servicer shall, with respect to Series Collections and amounts in respect of the 20[•]-[•] Series Certificate, from time to time, determine the respective amounts and recipients and:

(i) during each Collection Period, in addition to the deposits required by Section 2.07 of the Titling Company Servicing Agreement, deposit into the 20[•]-[•] Series Collection Account all Repurchase Payments pursuant to Section 8.02(a) and Section 8.02(b);

(ii) on, or prior to each Deposit Date, deposit into the 20[•]-[•] Series Collection Account all Advances, any Residual Value Surplus from the sale of a Matured Vehicle for which the Servicer made a Sales Proceeds Advance and any Net Auction Proceeds from the disposition of a Matured Vehicle at auction for which the Servicer was reimbursed during the related Collection Period pursuant to Section 8.06; and

(iii) on each Payment Date, pursuant to the related Payment Date Certificate, allocate Available Funds on deposit in the 20[•]-[•] Series Collection Account with respect to the related Collection Period and instruct the Indenture Trustee to make, no later than 11:00 a.m., New York City time, or such other time as may be agreed to by the applicable parties, the following deposits and distributions in the following amounts and order of priority:

(A) to the Servicer the sum of outstanding (1) Sales Proceeds Advances (x) in respect of 20[•]-[•] Vehicles that were sold during the related Collection Period (other than a sale to the Servicer pursuant to Section 8.02(d)(ii)), and (y) that have been outstanding as of the end of that Collection Period for at least 90 days and (2) Monthly Payment Advances as to which the related Lessee has made all or a portion of the advanced Monthly Payment or that have been outstanding as of the end of the Collection Period for at least 90 days (collectively, the “Payment Date Advance Reimbursement”);

(B) to or on behalf of the Servicer, the Servicing Fee in respect of the related Collection Period, together with any unpaid Servicing Fees in respect of one or more prior Collection Periods; and

(C) to the Note Distribution Account, the Reserve Account and Certificate Distribution Account, as applicable, such distributions in the amounts and order of priority as set forth in Sections 8.04(a), 8.04(b) and 10.01 of the Indenture.

4	(NALT 20[•]-[•] Series Servicing Supplement)

(b) Notwithstanding Section 2.07 of the Titling Company Servicing Agreement, the Servicer shall remit into the Series Collection Account the amounts provided for in such Section received during a Collection Period, by (subject to Section 8.03(c)) the close of business on the second Business Day after identification.

(c) Notwithstanding Sections 8.02(c) or 8.03(b) hereof, the Servicer shall be permitted to retain the amounts provided for in such subsections received during a Collection Period until the Business Day preceding the Payment Date on which such amounts are required to be disbursed (or such other date as provided in the Public ABS Transaction referred to below), for so long as no Servicer Default has occurred and is continuing, and the following requirements are met (collectively, the “Monthly Remittance Condition”):

(i) (A) NMAC (or its successors pursuant to Section 5.03(b) of the Titling Company Servicing Agreement) is the Servicer, and (B) NMAC’s short-term unsecured debt obligations are rated at least “[•]” by [•] and “[•]” by [•] (in each case, so long as [•] or [•] is a Rating Agency);

(ii) the Servicer obtains a Servicer Letter of Credit or certain other arrangements are made and the Rating Agency Condition is satisfied;

(iii) the Servicer otherwise satisfies each Rating Agency’s requirements; or

(iv) if the Outstanding Amount of the Notes is reduced to zero and 100% of the outstanding Trust Certificates are owned by the Trust, the Depositor, the Servicer (so long as NMAC or an Affiliate is the Servicer) and their respective Affiliates.

Pending deposit into the 20[•]-[•] Series Collection Account, Series Collections may be employed by the Servicer at its own risk and for its own benefit and shall not be segregated from its own funds. Notwithstanding anything herein to the contrary, if a subsequent Public ABS Transaction calls for changes in making monthly deposits to the related collection account, then, if the Rating Agency Condition is satisfied, the Servicer will no longer be bound by the Monthly Remittance Condition hereunder, and will instead be subject to the conditions to making monthly deposits as required by the subsequent Public ABS Transaction.

(d) Notwithstanding Sections 2.07(a) and 2.11(a) of the Titling Company Servicing Agreement, the Servicer shall use commercially reasonable efforts in accordance with its Customary Servicing Practices to (i) collect all payments required under each Lease and (ii) cause each Lessee to make all payments required under its Lease, accompanied by an invoice, payment coupon or electronic funds transfer notice bearing the lease number to which such payment relates.

Section 8.04 Net Deposits. Notwithstanding anything to the contrary contained in this 20[•]-[•] Servicing Supplement, NMAC (as Servicer or in any other capacity) shall be permitted to deposit into the 20[•]-[•] Series Collection Account only the net amount distributable to the Issuing Entity, as holder of the 20[•]-[•] Series Certificate on the related Deposit Date and may pay the Optional Purchase Price pursuant to Section 9.03 of the Trust Agreement net of amounts to be distributed to the Servicer or its Affiliates. The Servicer shall, however, account to the Issuing Entity, the Administrator, the Titling Company Registrar, the Indenture Trustee (or any successor to the duties of the Indenture Trustee), the Owner Trustee and the Holders of the Securities as if all of the deposits and distributions described herein were made individually.

5	(NALT 20[•]-[•] Series Servicing Supplement)

Section 8.05 Servicing Compensation.

(a) As compensation for the performance of its obligations under the Servicing Agreement, the Servicer shall be entitled to receive the Servicing Fee.

(b) The Servicer shall also be entitled to additional servicing compensation with respect to the 20[•]-[•] Series Assets in the form of (i) interest and earnings on investment of funds in the 20[•]-[•] Series Accounts, provided that any losses and investment expenses shall be charged against the funds on deposit in the applicable 20[•]-[•] Series Account, and (ii) Administrative Charges to the extent not required for the payment of insurance premiums, taxes, or similar charges allocable to the 20[•]-[•] Leases; provided, however, that the Servicer may in its sole discretion waive any Administrative Charges, in whole or in part, in connection with any delinquent payments due on a Lease.

Section 8.06 Advances.

(a) If during a Collection Period a Lessee makes a Lessee Partial Monthly Payment, the Servicer shall make, by deposit into the 20[•]-[•] Series Collection Account on the related Deposit Date, a Monthly Payment Advance, unless such Advance is not required to be made pursuant to Section 8.06(c).

(b) On each Deposit Date, the Servicer shall make, by deposit into the 20[•]-[•] Series Collection Account, Sales Proceeds Advances, unless such Advance is not required to be made pursuant to Section 8.06(c). After the Servicer has made a Sales Proceeds Advance with respect to a Matured Vehicle, the Issuing Entity shall have no claim against or interest in such Matured Vehicle or any Net Auction Proceeds resulting from the sale or other disposition thereof, except with respect to any related Residual Value Surplus. If the Servicer shall sell or otherwise dispose of a Matured Vehicle after having made a Sales Proceeds Advance, the Issuing Entity may retain all of such Sales Proceeds Advance, and the Servicer shall retain the related Net Auction Proceeds up to the Securitization Value of the related 20[•]-[•] Lease, and shall deposit the Residual Value Surplus, if any, into the 20[•]-[•] Series Collection Account. If the Net Auction Proceeds are less than the Securitization Value of the related 20[•]-[•] Lease, the Servicer may deduct the difference from Series Collections in respect of one or more future Collection Periods and retain such amount as reimbursement for the outstanding portion of the related Sales Proceeds Advance. If the Servicer has not sold a Matured Vehicle within six calendar months after it has made a Sales Proceeds Advance, it shall be reimbursed for such Sales Proceeds Advance from the 20[•]-[•] Series Collection Account. Within six months of receiving such reimbursement, if the related 20[•]-[•] Vehicle has not been sold, the Servicer shall, if permitted by applicable law, cause such 20[•]-[•] Vehicle to be sold at auction and shall remit the proceeds (less Disposition Expenses and Liquidation Expenses) associated with such auction sale to the 20[•]-[•] Series Collection Account.

(c) Notwithstanding anything to the contrary in the Servicing Agreement, the Servicer shall be required to make an Advance only to the extent that it determines that such Advance will be recoverable from future payments on or in respect of the related 20[•]-[•] Lease or 20[•]-[•] Vehicle.

6	(NALT 20[•]-[•] Series Servicing Supplement)

Section 8.07 Third Party Claims. In addition to the requirements set forth in Section 2.14 of the Titling Company Servicing Agreement, the Servicer shall immediately notify the Depositor (in the event that NMAC is not acting as Servicer) and the Indenture Trustee (or any successor to the duties of the Indenture Trustee) upon learning of a claim or Lien of whatever kind of a third party that would materially and adversely affect the interests of the Depositor or the Issuing Entity with respect to the 20[•]-[•] Series Assets.

Section 8.08 Contingent and Excess Liability Insurance Policy. So long as any Securities are outstanding, the Servicer shall maintain and pay when due all premiums with respect to, and the Servicer may not terminate or cause the termination of, the Contingent and Excess Liability Insurance Policy unless (i) a replacement Insurance Policy is obtained that provides coverage against third party claims that may be raised against the Titling Company or the Issuing Entity in an amount at least equal to $1 million combined single limit per occurrence and excess coverage of at least $15 million combined single limit each occurrence and in the aggregate, without limit on the number of occurrences in any policy period (which Insurance Policy may be a blanket Insurance Policy covering the Servicer and one or more of its Affiliates) and (ii) each Rating Agency receives prior written notice of such termination and any replacement insurance policy. The obligations of the Servicer pursuant to this Section shall survive any termination of the Servicer’s other obligations under the Servicing Agreement until such time as claims can no longer be brought that would be covered by such Insurance Policies, whether as a result of the expiration of relevant statutes of limitations or otherwise. Notwithstanding the foregoing, the Servicer shall only be required to maintain the Contingent and Excess Liability Insurance Policy that is required to be maintained by the Servicer in the most recent Public ABS Transaction; provided, that if no such Contingent and Excess Liability Insurance Policy is required to be maintained in the most recent Public ABS Transaction, then no such Contingent and Excess Liability Insurance Policy shall be required hereunder.

Section 8.09 Reporting by the Servicer; Delivery of Certain Documentation. On the tenth calendar day of each month (or, if the 10th day is not a Business Day, the next succeeding Business Day), the Servicer shall furnish to the Administrator, the Titling Company Registrar and the Depositor, a Payment Date Certificate, substantially in the form as set forth in Exhibit A hereto for the immediately preceding Collection Period.

Section 8.10 Accountants’ Attestation. So long as the Depositor is filing the attestation report with respect to the Issuing Entity under the Exchange Act, on or before the last day of the third month after the end of each fiscal year of the Servicer, beginning with [•] [•], 20[•], the Servicer shall cause a firm of independent certified public accountants to furnish an attestation report to the Issuing Entity, Indenture Trustee and each Rating Agency as to the Servicer’s Assessment Report of its compliance with the applicable servicing criteria set forth under Item 1122 of Regulation AB during the Servicer’s preceding fiscal year (or since the date of the issuance of the Notes in the case of the first such statement), which shall be deemed furnished upon filing such report with the Commission. The form of attestation report may be deleted or replaced by any similar form using any standards that are now or in the future in use by servicers of comparable assets or which otherwise comply with any note, regulation, “no action” letter or similar guidelines promulgated by the Commission.

7	(NALT 20[•]-[•] Series Servicing Supplement)

Section 8.11 Servicer’s Assessment Report; Annual Servicer’s Compliance Statement; Officer’s Certificate; Administrative Agent Compensation.

(a) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and each of the Rating Agencies, which shall be deemed to be delivered upon filing such report with the Commission, on or before the last day of the third month after the end of each fiscal year of the Servicer, beginning with [•] [•], 20[•], a report assessing the Servicer’s compliance with the servicing criteria set forth in the relevant SEC regulations for asset-backed securities transactions, including Item 1122 of Regulation AB, as of and for the period ending the end of each fiscal year of the Issuing Entity (the “Servicer’s Assessment Report”) and such Servicer’s Assessment Report will identify any material instance of noncompliance, so long as the Depositor is filing the Servicer’s Assessment Report with respect to the Issuing Entity under the Exchange Act. The form of Servicer’s Assessment Report may be deleted or replaced by any similar form using any standards that are now or in the future in use by servicers of comparable assets or which otherwise comply with any rule, regulation, “no action” letter or similar guidelines promulgated by the Commission.

(b) The Servicer shall also deliver to the Owner Trustee, the Indenture Trustee and each of the Rating Agencies, on or before the last day of the third month after the end of each fiscal year of the Servicer, beginning with [•] [•], 20[•], an Officer’s Certificate with respect to the prior fiscal year of the Servicer (or with respect to the initial Officer’s Certificate, the period from the date of the initial issuance of the Notes to [•] [•], 20[•]), providing such information as is required under Item 1123 of Regulation AB. Copies of such statements, certificates and reports may be obtained by the Noteholders or the Trust Certificateholder by a request in writing addressed to the Indenture Trustee or the Owner Trustee.

(c) On or before the last day of the third month after the end of each fiscal year of the Servicer, beginning with [•] [•], [•], for as long as NMAC continues to act as the Servicer, the Servicer shall deliver an Officer’s Certificate substantially in the form of Exhibit B with respect to the Employee Benefit Plans to each Rating Agency, the Owner Trustee and the Indenture Trustee.

(d) The Servicer shall pay the Administrative Agent a monthly payment of compensation in an amount to be agreed to between the Administrative Agent and the Servicer pursuant to Section 1.04 of the Trust Administration Agreement.

Section 8.12 Servicer Defaults; Termination of Servicer.

(a) Each of the following acts or occurrences constitutes a “Servicer Default” under the Servicing Agreement with respect to the 20[•]-[•] Series:

(i) the Servicer fails to deliver, or cause to be delivered, any required payment to the Securities Intermediary or the Indenture Trustee for distribution to the Noteholders or the Trust Certificateholders, which failure continues for five (5) Business Days after discovery of such failure by an officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee, the Noteholders or the Trust Certificateholders,

8	(NALT 20[•]-[•] Series Servicing Supplement)

as applicable, evidencing at least a Majority Interest in the applicable Securities (which for this purpose includes Trust Certificates held by the Issuing Entity, the Depositor, the Servicer (so long as NMAC or an Affiliate is the Servicer) and their respective Affiliates), voting together as a single class; provided, however, that a failure under this clause (i) that continues unremedied for a period of ten Business Days or less will not constitute a Servicer Default if such failure was caused by a force majeure or other similar occurrence,

(ii) the Servicer fails to duly observe or perform in any material respect any of its covenants or agreements in the Servicing Agreement not otherwise covered in this Section 8.12(a), which failure materially and adversely affects the rights of a Holder of the 20[•]-[•] Series Certificate, the Noteholders or Trust Certificateholders, as applicable, and which continues unremedied for 60 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy such failure; provided that (A) such failure is capable of remedy within 90 days or less and (B) a Majority Interest in the applicable Securities consents to such longer cure period) after receipt by the Servicer of written notice thereof from the Indenture Trustee or the related holders evidencing at least a Majority Interest in the applicable Securities or such default becomes known to the Servicer (it being understood that the making of a Repurchase Payment and reallocation of a 20[•]-[•] Lease and the related 20[•]-[•] Vehicle by the Servicer pursuant to Section 8.02(a) shall be the sole remedy available with respect to a breach of Section 8.02(a)); provided, however, that a failure under this clause (ii) that continues unremedied for a period of 150 days or less will not constitute a Servicer Default if such failure was caused by a force majeure or other similar occurrence,

(iii) any representation, warranty, or statement of the Servicer made in the Servicing Agreement, any other Basic Document to which the Servicer is a party or by which it is bound or any certificate, report or other writing delivered pursuant to the Servicing Agreement that proves to be incorrect in any material respect when made, which failure materially and adversely affects the rights of a Holder of the 20[•]-[•] Series Certificate or the holders of the Notes, or the Trust Certificateholders, continues unremedied for 60 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy such failure; provided that (A) such failure is capable of remedy within 90 days or less and (B) a Majority Interest in the applicable Securities consents to such longer cure period) after receipt by the Servicer of written notice thereof from the Titling Company Registrar or the related holders evidencing a Majority Interest in the applicable Securities, or such default becomes known to the Servicer (it being understood that the making of a Repurchase Payment and reallocation of a 20[•]-[•] Lease and the related 20[•]-[•] Vehicle by the Servicer pursuant to Section 8.02(b) shall be the sole remedy available with respect to a breach of the representations and warranties of the Servicer in Section 8.02(b) with respect to such 20[•]-[•] Lease); provided, however, that a failure under this clause (iii) that continues unremedied for a period of 150 days or less will not constitute a Servicer Default if such failure was caused by a force majeure or other similar occurrence, or

9	(NALT 20[•]-[•] Series Servicing Supplement)

(iv) (A) the existence of any Proceeding in, or the entry of a decree or order for relief by, a court or regulatory authority having jurisdiction over the Servicer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, (B) the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official with respect to the Servicer or of any substantial part of its property or (C) the ordering of the winding up or liquidation of the affairs of the Servicer, and in each case, the continuance of any such Proceeding unstayed and in effect for a period of 90 consecutive days, or immediately upon entry of any decree or order, or

(v) the Servicer (A) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of all or a substantial part of its property, (B) fails to pay, or is generally unable to pay, its debts as they become due, (C) makes a general assignment for the benefit of creditors, (D) commences a voluntary case under the federal bankruptcy laws (E) is adjudicated to be bankrupt or insolvent, (F) files a petition seeking to take advantage of any other law providing for the relief of debtors, or (G) takes any corporate action for the purpose of effecting any of the foregoing, and in each case, the continuance of any such event remains unstayed and in effect for a period of 90 consecutive days;

provided, however, that notwithstanding any other provision of the Servicing Agreement, any Servicer Default with respect to the 20[•]-[•] Series shall not constitute a Servicer Default with respect to any Other Series and any servicer default with respect to any Other Series shall constitute a servicer default only with respect to such Series and not with respect to the 20[•]-[•] Series.

(b) Upon the occurrence of any Servicer Default, the Servicer shall provide to the Indenture Trustee and the Owner Trustee prompt notice of any (i) Servicer Default or (ii) event or condition that, with the giving of notice or the passage of time, or both, would become a Servicer Default, accompanied in each case by a description of the nature of the default and the Servicer’s efforts to remedy the same.

(c) If a Servicer Default shall have occurred and is continuing with respect to the 20[•]-[•] Series, the Titling Company Registrar, on behalf of the Titling Company, shall, at the direction of the Required Related Holders, by notice given to the Servicer, the Administrative Agent (and the Administrative Agent will provide each Rating Agency with notice thereof pursuant to Section 1.02(d) of the Trust Administration Agreement), the Depositor and the holders of the Rated Securities affected by that Servicer Default, terminate the rights and obligations of the Servicer under this 20[•]-[•] Servicing Supplement. In the event that the Servicer is removed as servicer with respect to servicing the 20[•]-[•] Series Assets, subject to the consent of the Titling Company Registrar, the Required Related Holders shall appoint a successor Servicer. The successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Titling Company Registrar. Such successor Servicer shall be approved by the Titling Company Registrar, such approval not to be unreasonably withheld. The Titling Company Registrar, acting on the direction of the Required Related Holders, may waive any default of the Servicer in the performance of its obligations under the Servicing Agreement and its consequences with respect to the 20[•]-[•] Series and, upon any such waiver, such default shall cease to exist and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of the Servicing Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto. For purposes of this Section, so long as the Lien of the Indenture is in place, the Required Related Holders shall be deemed to be the Indenture Trustee (as Registered Pledgee of the 20[•]-[•] Series Certificate), acting at the direction of the Required Percentage of the Noteholders and

10	(NALT 20[•]-[•] Series Servicing Supplement)

thereafter, the Owner Trustee, acting at the direction of the Required Percentage of the Trust Certificateholders (which for this purpose shall include Trust Certificates owned by the Issuing Entity, the Depositor, the Servicer (so long as NMAC or an Affiliate is the Servicer) and any of their respective Affiliates) until the final distribution is made with respect to the 20[•]-[•] Series Assets.

(d) If the Servicer is removed with respect to servicing the 20[•]-[•] Series Assets, the Servicer shall be entitled to reimbursement for any outstanding Advances made pursuant to this 20[•]-[•] Servicing Supplement, to the extent of the funds available therefor with respect to all Advances made by the Servicer.

Section 8.13 Servicer Representations and Warranties. Effective as of the date hereof, the Servicer hereby reaffirms the representations and warranties set forth in Section 5.01 of the Titling Company Servicing Agreement, except that references to “this Agreement” shall be deemed to refer to the Servicing Agreement, as such term is defined herein.

Section 8.14 Compliance with Regulation AB. The Servicer agrees to perform all duties and obligations applicable to or required of the Issuing Entity set forth in Schedule A attached hereto and made a part hereof in all respects and makes the representations and warranties therein applicable to it.

Section 8.15 Possession of Lease Documents. The Servicer or its designee may hold the Lease Documents at locations in the continental United States. The Servicer will furnish to the Administrative Agent, as soon as practicable after receiving a request therefor, a list of all locations where Lease Documents are kept.

Section 8.16 Option to Purchase the 20[•]-[•] Series Certificate; Repayment of the Trust Certificates. The [Depositor][Servicer] shall be permitted at its option to purchase, or cause to be purchased, the 20[•]-[•] Series Certificate from the Issuing Entity on any Payment Date if, either before or after giving effect to any payment of principal required to be made on such Payment Date, the [Outstanding Amount of the Notes][aggregate Securitization Value of the 20[•]-[•] Series Assets] is less than or equal to 10% of the [Initial Class Balance][initial aggregate Securitization Value of the 20[•]-[•] Series Assets as of the Cutoff Date]. Additionally, if the Outstanding Amount of the Notes is reduced to zero, the holders of 100% of the outstanding Trust Certificates may consent to the purchase, by the Servicer, of the 20[•]-[•] Series Certificate from the Issuing Entity (the exercise of either option referred to in the preceding two sentences is referred to as an “Optional Purchase”). The purchase price (the “Optional Purchase Price”) shall be equal to the greater of (i) the fair market value of the 20[•]-[•] Series Assets (which, with the consent of the Servicer and 100% of the Trust Certificateholders, may be deemed to be the aggregate Securitization Value of the 20[•]-[•] Series Assets) and (ii) the sum of (A) the Redemption Price, (B) unpaid portions of any outstanding Sales Proceeds Advances and Monthly Payment Advances, and (C) the Servicing Fee in respect of the related Collection Period, together with any unpaid Servicing Fees in respect of one or more prior Collection Periods, in each case, after giving effect to any distributions of Available Funds required to be made on such Payment Date pursuant to Section 8.04 of the Indenture. If the Servicer exercises the Optional Purchase, the Servicer will deposit, subject to Section 8.04 of the Servicing Agreement, the Optional Purchase Price into the 20[•]-[•] Series Collection Account on the Deposit Date relating to the related Payment Date.

11	(NALT 20[•]-[•] Series Servicing Supplement)

ARTICLE NINE

MISCELLANEOUS

Section 9.01 Termination of Servicing Supplement. This 20[•]-[•] Servicing Supplement shall terminate upon the earlier to occur of (i) the termination of the 20[•]-[•] Series or (ii) with respect to the Servicer, but not as to the applicable successor Servicer, the resignation or removal of the Servicer with respect to the 20[•]-[•] Series in accordance with the terms of the Servicing Agreement. Any such termination hereunder shall effect a termination only with respect to the 20[•]-[•] Series Assets and not as to Titling Company Assets allocated to any Other Series, and shall not effect a termination of the Titling Company Servicing Agreement or any other supplement to the Titling Company Servicing Agreement.

Section 9.02 Governing Law. THIS 20[•]-[•] SERVICING SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 9.03 Amendment.

(a) Notwithstanding any provision of the Titling Company Servicing Agreement, the Titling Company Servicing Agreement, as supplemented by this 20[•]-[•] Servicing Supplement, to the extent that it relates solely to the 20[•]-[•] Series and the 20[•]-[•] Series Assets, may be amended in accordance with this Section 9.03.

(b) Any term or provision of this 20[•]-[•] Servicing Supplement may be amended by the parties hereto, without the consent of any other Person; provided that (i) either (A) any amendment that materially and adversely affects the Noteholders shall require the consent of Noteholders evidencing not less than a Majority Interest [of the Controlling Class] of the Notes voting together as a single class or (B) such amendment shall not materially and adversely affect the Noteholders, and (ii) any amendment that materially and adversely affects the interests of the Trust Certificateholder, Titling Company Registrar, the Indenture Trustee or the Owner Trustee shall require the prior written consent of the Persons whose interests are adversely affected; provided, further that an opinion of counsel is delivered to the Titling Company Registrar to the effect that after such amendment, for U.S. federal income tax purposes, the Titling Company will not be treated as an association (or a publicly traded partnership) taxable as a corporation and Notes (other than Tax Retained Notes) will properly be characterized as indebtedness that is secured by the assets of the Issuing Entity. An amendment shall be deemed not to materially and adversely affect the Noteholders if (i) the Rating Agency Condition is satisfied with respect to such amendment, or (ii) the Servicer delivers an Officer’s Certificate to the Indenture Trustee stating that such amendment shall not materially and adversely affect the Noteholders. The consent of the Trust Certificateholder or the Owner Trustee shall be deemed to have been given if the Servicer does not receive a written objection from such Person within ten (10) Business Days after a written request for such consent shall have been given. The Titling Company Registrar and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment that affects the Titling Company Registrar’s or the Indenture Trustee’s own rights, duties, liabilities or immunities under this Agreement or otherwise.

12	(NALT 20[•]-[•] Series Servicing Supplement)

(c) Notwithstanding the foregoing, no amendment shall (i) reduce the interest rate or principal amount of any Note, or change the due date of any installment of principal of or interest in any Note, or the Redemption Price with respect thereto, without the consent of the Noteholder or (ii) reduce the Outstanding Amount, the Holders of which are required to consent to any matter without the consent of the Holders of at least a Majority Interest [of the Controlling Class] of the Notes which were required to consent to such matter before giving effect to such amendment.

(d) It shall not be necessary for the consent of any Person pursuant to this Section for such Person to approve the particular form of any proposed amendment, but it shall be sufficient if such Person consents to the substance thereof.

(e) Prior to the execution of any amendment to this 20[•]-[•] Series Servicing Supplement, the Servicer shall provide each Rating Agency, the Trust Certificateholder, the Depositor, the Owner Trustee and the Indenture Trustee with written notice of the substance of such amendment. No later than 10 Business Days after the execution of any amendment to this 20[•]-[•] Series Servicing Supplement, the Servicer shall furnish a copy of such amendment to each Rating Agency, the Trust Certificateholder, Titling Company Registrar, the Indenture Trustee and the Owner Trustee.

(f) Neither the Titling Company Registrar nor the Indenture Trustee shall be under any obligation to ascertain whether a Rating Agency Condition has been satisfied with respect to any amendment. When the Rating Agency Condition is satisfied with respect to such amendment, the Servicer shall deliver to a Responsible Officer of the Titling Company Registrar and the Indenture Trustee an Officer’s Certificate to that effect, and the Titling Company Registrar and the Indenture Trustee may conclusively rely upon the Officer’s Certificate from the Servicer that a Rating Agency Condition has been satisfied with respect to such amendment.

Section 9.04 Relationship of this 20[•]-[•] Servicing Supplement to Other Titling Company Documents. Unless the context otherwise requires, this 20[•]-[•] Servicing Supplement and the other Titling Company Documents shall be interpreted so as to give full effect to all provisions hereof and thereof. In the event of any actual conflict between the provisions of this 20[•]-[•] Servicing Supplement and (i) the Titling Company Agreement, with respect to the servicing of any Titling Company Assets, the provisions of this 20[•]-[•] Servicing Supplement shall prevail and (ii) the Titling Company Servicing Agreement, the provisions of this 20[•]-[•] Servicing Supplement shall control.

Section 9.05 Binding Effect. The provisions of this 20[•]-[•] Servicing Supplement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns, and all such provisions shall inure to the benefit of the Owner Trustee on behalf of the Issuing Entity.

Section 9.06 Table of Contents and Headings. The Table of Contents and Article and Section headings herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

13	(NALT 20[•]-[•] Series Servicing Supplement)

Section 9.07 Counterparts and Electronic Signature. This 20[•]-[•] Servicing Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Each party agrees that this 20[•]-[•] Servicing Supplement and any other documents to be delivered in connection herewith may be digitally or electronically signed, and that any digital or electronic signatures (including pdf, facsimile or electronically imaged signatures provided by a digital signature provider as specified in writing to the Indenture Trustee) appearing on this 20[•]-[•] Servicing Supplement or such other documents shall have the same effect as manual signatures for the purpose of validity, enforceability and admissibility; provided, however, that any documentation with respect to the transfer of Notes or other securities presented to the Indenture Trustee, the Note Registrar or any other transfer agent must contain original, manually executed signatures. Other than with respect to instances in which manual signatures are expressly required by this paragraph, each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any digital or electronic signature appearing on this 20[•]-[•] Servicing Supplement or any other documents to be delivered in connection herewith and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

Section 9.08 Further Assurances. Each party will do such acts, and execute and deliver to any other party such additional documents or instruments, as may be reasonably requested in order to effect the purposes of this 20[•]-[•] Servicing Supplement and to better assure and confirm unto the requesting party its rights, powers, and remedies hereunder.

Section 9.09 Third-Party Beneficiaries. The Issuing Entity, each Holder of the 20[•]-[•] Series, the Depositor, and each Registered Pledgee shall be third-party beneficiaries of the Servicing Agreement. Except as otherwise provided in the Servicing Agreement, no other Person shall have any rights hereunder. For purposes of the Servicing Agreement, this Section replaces Section 6.12 of the Titling Company Servicing Agreement in its entirety.

Section 9.10 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers, and privileges provided at law, in equity or otherwise.

Section 9.11 No Petition. Each of the parties hereto, by entering into this 20[•]-[•] Servicing Supplement, in addition to provisions of Section 6.14 of the Titling Company Servicing Agreement, hereby covenants and agrees that prior to the date that is one year and one day after the date upon which all obligations under each Securitized Financing have been paid in full, it will not institute against, or join any other Person in instituting against the Member, the Depositor, the Titling Company, the Issuing Entity, any other Special Purpose Affiliate or any Beneficiary, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceeding or other Proceeding under any federal or state bankruptcy or similar law. This Section shall survive the complete or partial termination or assignment of this 20[•]-[•] Servicing Supplement.

14	(NALT 20[•]-[•] Series Servicing Supplement)

Section 9.12 Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally.

(a) submits for itself and its property in any Proceeding relating to this 20[•]-[•] Servicing Supplement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such Proceeding may be brought and maintained in such courts and waives any objection that it may now or hereafter have to the venue of such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 9.13 of this 20[•]-[•] Servicing Supplement;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any Proceeding or counterclaim based on, or arising out of, under or in connection with this 20[•]-[•] Servicing Supplement, any other Basic Document, or any matter arising hereunder or thereunder.

Section 9.13 Notices. The notice provisions of Section 6.05 of the Titling Company Servicing Agreement shall apply equally to this 20[•]-[•] Servicing Supplement. A copy of each notice or other writing required to be delivered to the Servicer pursuant to the Servicing Agreement also shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand or, in the case of mail, email (if an email address is provided) or facsimile notice, when actually received by the intended recipient, and addressed in each case as specified on Schedule II to the Series Certificate Sale Agreement or at such other address as shall be designated by any of the specified addressees in a written notice to the other parties hereto; provided, however, any demand, notice or communication to be delivered pursuant to the Servicing Agreement to any Rating Agency shall be deemed to be delivered if a copy of such demand, notice or communication has been posted on any web site maintained by [•] pursuant to a commitment to any Rating Agency relating to the Notes in accordance with 17 C.F.R. 240 17g-5(a)(3).

Section 9.14 Compliance with EU Securitization Regulation and UK Securitization Regulation. NMAC represents and confirms, covenants and agrees, solely for the benefit of those holders of beneficial interests in any Notes which are institutional investors to which any of the EU SR Rules or the UK SR Rules applies, with reference to the EU Securitization Regulation and the UK Securitization Regulation, in each case, as in effect and applicable on the date of this 20[•]-[•] Servicing Supplement, that:

15	(NALT 20[•]-[•] Series Servicing Supplement)

(a) NMAC, as an “originator” (as such term is defined for the purposes of the EU Securitization Regulation and the UK Securitization Regulation), will retain, upon issuance of the Notes and on an ongoing basis, a material net economic interest (the “SR Retained Interest”) of not less than 5% in the securitization transaction described in the prospectus, in the form of retention of the first loss tranche in accordance with the text of option (d) of each of Article 6(3) of the EU Securitization Regulation and paragraph (d) of Article 6(3) of the UK Securitization Regulation, in each case as in effect on the Closing Date by holding all the membership interest in the Depositor (or one or more other wholly-owned special purpose subsidiaries of NMAC), which in turn will retain a portion of the Trust Certificates to be issued by the Issuing Entity, such portion representing at least 5% of the nominal value of the securitized exposures;

(b) NMAC will not (and will not permit the Depositor or any of its other Affiliates to) hedge or otherwise mitigate its credit risk under or associated with the SR Retained Interest, or sell, transfer or otherwise surrender all or part of the rights, benefits or obligations arising from the SR Retained Interest, except to the extent permitted in accordance with the SR Rules;

(c) NMAC will not change the manner in which it retains or the method of calculating the SR Retained Interest while any Notes are Outstanding, except to the extent permitted in accordance with the SR Rules; and

(d) NMAC will provide ongoing confirmation of its continued compliance with its obligations in the foregoing clauses (a), (b) and (c) in or concurrently with the delivery of each Payment Date Certificate.

For purposes of the foregoing, the “nominal value of the securitized exposures” shall be treated as equal to the aggregate Securitization Value of the leases and leased vehicles allocated to, and associated with, the 20[•]-[•] Series, and the amount of the SR Retained Interest shall be treated as equal to the excess of that aggregate Securitization Value over the aggregate Outstanding Amount of the Notes.]

[Signature Pages to Follow]

16	(NALT 20[•]-[•] Series Servicing Supplement)

IN WITNESS WHEREOF, the parties hereto have caused this 20[•]-[•] Servicing Supplement to be duly executed by their respective officers duly authorized as of the day and year first above written.

NISSAN-INFINITI LT LLC, as Titling Company

By:

Name:
Title:

NILT LLC, as Member

By:

Name:
Title:

NISSAN MOTOR ACCEPTANCE COMPANY LLC, as Servicer

By:

Name:
Title:

EXHIBIT A

FORM OF PAYMENT DATE CERTIFICATE

(On file with the Servicer)

A-1	(NALT 20[•]-[•] Series Servicing Supplement)

EXHIBIT B

FORM OF ANNUAL ERISA CERTIFICATION

(As required to be delivered on or before [•] [•] of each

calendar year beginning with [•], 20[•], pursuant to

Section 8.11 of the 20[•]-[•] Servicing Supplement)

NISSAN MOTOR ACCEPTANCE COMPANY LLC

NISSAN AUTO LEASE TRUST 20[•]-[•]

The undersigned, duly authorized representative of Nissan Motor Acceptance Company LLC (“NMAC”), as Servicer, pursuant to the 20[•]-[•] Series Servicing Supplement to the Titling Company Servicing Agreement dated as of [•] [•], 20[•] (as amended and supplemented, or otherwise modified and in effect from time to time, the “20[•]-[•] Servicing Supplement”), by and between NISSAN-INFINITI LLC, NILT LLC and NMAC, as Servicer, does hereby certify that:

1. The undersigned is an Authorized Officer of NMAC.

2. As of the end of NMAC’s preceding fiscal year, with respect to Employee Benefit Plans:

(a) [Employee Benefit Plan assets exceed the present value of accrued benefits][The present value of the accrued benefits exceeds plan assets] under each of the Employee Benefit Plans as of the close of the most recent Employee Benefit Plan year, as required to be reported in the financial statements for such Employee Benefit Plan filed with the most recent Form 5500 for such Employee Benefit Plan (the “Most Recent Plan Financial Statements”).

[Select from the following statements]

(b) [Neither NMAC nor any of its ERISA Affiliates (i) anticipates that the value of the assets of any Employee Benefit Plan it maintains would not be sufficient to cover any Funding Target; or (ii) is contemplating benefit improvements with respect to any Employee Benefit Plan then maintained by any such entity or the establishment of any new Employee Benefit Plan, either of which would cause any such entity to maintain an Employee Benefit Plan with a Funding Target in excess of plan assets. The term “Funding Target” has the meaning set forth in section 430(d) of the Internal Revenue Code.][Describe any failure of the certifications in clauses (i) and (ii) to be true.]

B-1	(NALT 20[•]-[•] Series Servicing Supplement)

(c) [If all of the Employee Benefit Plans were terminated (disregarding any Employee Benefit Plans with surpluses), the unfunded liabilities at such date with respect to such Employee Benefit Plans, their participants or beneficiaries, and the Pension Benefit Guaranty Corporation, would not have exceeded [5%] of the consolidated net worth of Nissan Motor Co., Ltd. or [25%] of the consolidated net worth of Nissan North America, Inc. at such date.]

(d) [There are no unpaid minimum required contributions with respect to any Employee Benefit Plan as disclosed on the Most Recent Plan Financial Statements.]

(e) [Describe any facts that would cause the statements in clauses (b), (c) or (d) to be incorrect.]

Capitalized terms used but not defined herein are used as defined in the 20[•]-[•] Servicing Supplement, and if not defined therein, as defined in Annex A to the Series Certificate Sale Agreement, dated as of [•] [•], [•], by and between NILT LLC and Nissan Auto Leasing LLC II.

IN WITNESS WHEREOF, each of the undersigned has duly executed this Certificate this ____ day of __________.

By:

Name:
Title:

B-2	(NALT 20[•]-[•] Series Servicing Supplement)

[EXHIBIT C

NOTICE OF FUNDING DATE

In accordance with the Indenture dated as of [______________] (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Indenture”) by and between NISSAN AUTO LEASE TRUST 20[ ]-[ ] (the “Issuing Entity”) and [_______], a [______], as indenture trustee (the “Indenture Trustee”), the undersigned hereby gives notice of the Funding Date to occur on or before ________, 20[__] for each of the Leases listed on the Schedule of Leases for such Funding Date. Unless otherwise defined herein, capitalized terms have the meanings set forth in Appendix A to the Series Certificate Sale Agreement dated as of [______________], by and between NILT LLC, a Delaware limited liability company, and Nissan Auto Leasing LLC II, a Delaware limited liability company.

SUBSEQUENT ASSETS:

Aggregate Securitization Value of Subsequent Assets as of the Subsequent Cut-Off Date: $__________________

PRE-FUNDING ACCOUNT ACTIVITY

Amount to be wired to or at the direction of the Seller in payment for such Subsequent Assets: $__________________

Subsequent Reserve Account Deposit Amount: $__________________

Subsequent Cut-Off Date: _________________, 20[__]

The undersigned hereby certifies that, in connection with the Funding Date specified above, the undersigned has complied with all terms and provisions specified in Section 8.01(b) of the 20[•]-[•] Series Servicing Supplement.

Date: ________________________, 20[__]

NISSAN AUTO LEASE TRUST 20[ ]-[ ]

By: [NISSAN MOTOR ACCEPTANCE COMPANY LLC], as Servicer

By:
Name:
Title: ]

C-1	(NALT 20[•]-[•] Series Servicing Supplement)

SCHEDULE A

REGULATION AB REPRESENTATIONS, WARRANTIES AND COVENANTS

PART I

DEFINED TERMS

Section 1.01. As used in this Schedule A, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined); unless otherwise defined herein, terms used in this Schedule A that are defined in the Agreement to which this Schedule A is attached shall have the same meanings herein as in the Agreement:

“Commission”: The United States Securities and Exchange Commission.

“Regulation AB”: Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as has been provided by the Commission, including without limitation in the adopting releases Asset-Backed Securities, Securities Act Release No. 33-8518, Securities Exchange Act Release No. 34-50905, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005) and Asset-Backed Securities Disclosure and Registration, Securities Act Release No. 33-9638, Securities Exchange Act Release No. 34-72982, 79 Fed. Reg. 57184 (September 24, 2014) or by the staff of the Commission, or as may be provided in writing by the Commission or its staff from time to time.

“Securities Act”: The Securities Act of 1933, as amended.

PART II

COMPLIANCE WITH REGULATION AB

Section 2.01. Intent of the Parties; Reasonableness.

Each of the Issuing Entity, the Indenture Trustee, the Member and the Servicer acknowledges and agrees that the purpose of Part II of this Schedule A is to facilitate compliance by the Issuing Entity and the Servicer with the provisions of Regulation AB and related rules and regulations of the Commission.

Each of the Issuing Entity, the Indenture Trustee, the Member and the Servicer acknowledge that their respective obligations hereunder may be supplemented and modified as reasonably necessary to be consistent with any amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, in respect of the requirements of Regulation AB. In addition, each of the Issuing Entity, the Indenture Trustee, the Member and the Servicer shall comply with reasonable requests made by the Issuing Entity for delivery of additional or different information as the Issuing Entity may determine in good faith is necessary to comply with the provisions of Regulation AB, provided that such information is available to such party without unreasonable effort or expense and within such timeframe as may be reasonably requested.

S-1	(NALT 20[•]-[•] Series Servicing Supplement)